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                                                                   Exhibit 11.0


                               GARDNER DENVER MACHINERY INC.
                     COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                         (in thousands, except per share amounts)
                                                       1996            1995          1994
                                                       ----            ----          ----
Primary earnings (loss)
   Net income (loss)                                  $16,906         11,594       (89,615)
                                                      =======         ======       =======

Shares
   Weighted average number of common
     shares outstanding                                10,196          9,777         9,328
                                                      =======         ======       =======

Primary earnings (loss) per common share              $  1.66           1.19         (9.61)
                                                      =======         ======       =======

Fully diluted earnings (loss)<F*>
   Net income (loss)                                  $16,906         11,594       (89,615)
                                                      =======         ======       =======

Shares
   Weighted average number of common
     shares outstanding                                10,196          9,777         9,328
   Assuming conversion of options issued
     and outstanding                                       31             42            42
                                                      -------         ------       -------
   Weighted average number of common
     shares outstanding as adjusted                    10,227          9,819         9,370
                                                      =======         ======       =======

Fully diluted earnings (loss) per common share        $  1.65           1.18         (9.56)
                                                      =======         ======       =======

<F*> This calculation is submitted in accordance with Securities Exchange Act of
     1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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